UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2015

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation)	001-34089 (Commission File Number)	20-8444387 (I.R.S. Employer Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 944-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2015, the Bank of New Jersey (the “Bank”), a wholly-owned subsidiary of Bancorp of New Jersey, Inc. (the “Company”), and Michael Lesler, President and Chief Executive Officer of the Company and the Bank, entered into an agreement which terminated the Employment Agreement dated as of June 2, 2014 between Mr. Lesler and the Bank.

Mr. Lesler remains in his position as President and Chief Executive Officer on an “at will” basis and maintains his current base salary of $375,000.00.  The agreement provides that Mr. Lesler is eligible to receive discretionary bonus payments, to participate in the health, welfare and equity compensation plans maintained by the Company and the Bank, and to be reimbursed for customary business expenses.  The agreement also contains customary confidentiality provisions.  The parties anticipate that a new employment agreement with Mr. Lesler will be negotiated in the near term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: July 28, 2015	By:	Richard Capone
Richard Capone
Senior Vice President and Chief Financial Officer
(Principal Financial & Accounting Officer)